UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 11, 2015
Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, 1 Burlington Road, Dublin 4, Ireland
(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Cash Bonus Plan
On February 11, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Jazz Pharmaceuticals plc (the “Company”), approved certain increases in the target bonus opportunity levels under the Company’s Cash Bonus Plans (collectively, the “Bonus Plan”). Under the Bonus Plan, executive officers of the Company (as well as other employees of the Company) are assigned a target bonus opportunity each year, expressed as a percentage of base salary paid in the applicable year, generally based on the applicable participant’s position and/or responsibility level. As a result of the increases in the target bonus opportunity levels under the Bonus Plan, which are applicable to those individuals who constitute the “officers” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”), for the 2015 plan year, the target bonus percentage applicable to the Company’s Executive Vice Presidents, who are all Section 16 Officers, increased from 50% to 55%, and the target bonus percentage applicable to the Company’s Senior Vice Presidents who are Section 16 Officers or who serve on the Company’s executive committee increased from 40% to 45%. Following these increases, the target bonus percentages for the Company’s Chief Executive Officer, Chief Financial Officer and each other “named executive officer” (as defined under applicable securities laws) currently remaining employed by the Company (collectively, the “Named Officers”) are as set forth on Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
10.1	Named Officer 2015 Target Bonus Opportunity

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: February 17, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Named Officer 2015 Target Bonus Opportunity